Confidential Treatment Requested by Chobani Inc. Pursuant to 17 C.F.R. Section 200.83

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 6, 2021, with respect to the consolidated financial statements and schedule of Chobani Global Holdings, LLC included in the Registration Statement (Form S-1) and related Prospectus of Chobani, Inc. for the registration of shares of Class A common stock.

/s/ Ernst & Young LLP

Buffalo, New York

July 6, 2021